Exhibit 99.1

Joinder Agreement

The undersigned hereby agrees to be bound by the terms and conditions of the Employment Security Plan of Internap Network Services, Inc., dated as of November 14, 2007, as if he or she initially had executed such Plan as a party thereto, and, without by implication limiting the foregoing, agrees to each acknowledgment, covenant and other agreement contained therein.

Notwithstanding the provisions of the Employment Security Plan, the Executive shall be entitled to receive relocation payments as set forth in Schedule 1 to this Joinder Agreement.

/s/ George E. Kilguss, III
Employee

Date: March 25, 2008

Accepted:
INTERNAP NETWORK SERVICES, INC.

By: /s/ Eric Suddith
Its: Vice President, Human Resources
Date: March 26, 2008